EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Candie's, Inc.
Valhalla, New York


         We hereby consent to the incorporation by reference in this Registration Statement and Prospectus constituting a part of this Registration Statement of our reports dated April 12, 2002, except for Note 14, which is April 23, 2002, relating to the consolidated financial statements and schedule of Candie's, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                      /s/BDO SEIDMAN, LLP
                                                      --------------------------
                                                      BDO SEIDMAN, LLP

New York, New York
July 22, 2002